                                                                    Exhibit 3.21


                           CERTIFICATE OF INCORPORATION
                           ----------------------------
                                       OF
                                       --
                             RADIO UNICA SALES CORP.
                             -----------------------

The undersigned incorporators to these articles of incorporation hereby associate themselves together to form a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----
The name of this corporation is Radio Unica Sales Corp.

                                   ARTICLE II
                                   ----------
                           GENERAL NATURE OF BUSINESS
                           --------------------------

The corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III
                                   -----------
                                  CAPITAL STOCK
                                  -------------

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having a nominal or par value of One ($1.00) Dollar per share. All said shares shall be payable in cash, property, labor or services at a valuation to be fixed by the Board of Directors at a meeting called for that purpose. Property, labor or services may be purchased or paid for with capital stock at a just valuation to be fixed by the Board of Directors.

                                   ARTICLE IV
                                   ----------
                                 INITIAL CAPITAL
                                 ---------------

The amount of capital with which this corporation will begin business is not less than $100.

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                                    ARTICLE V
                                    ---------
                                TERM OF EXISTENCE
                                -----------------

This corporation is to exist perpetually.

                                   ARTICLE VI
                                   ----------
                                     ADDRESS
                                     -------

The initial mailing address of the principal office of this corporation in the State of Florida is C/O 101 Madeira Avenue, Coral Gables, Fl 33134. The Board of Directors may from time to time move the principal office to another address in Florida.

                                   ARTICLE VII
                                   -----------
                                    DIRECTORS
                                    ---------

This corporation shall have not less than one director, however, the number of directors may be increased or diminished from time to time by By-laws adopted by the Stockholders, but shall never be less than one.

                                  ARTICLE VIII
                                  ------------
                                  INCORPORATOR
                                  ------------

The name and mailing address of the incorporator of these articles of incorporation is Arazoza, Comas, de Torres, Fernandez-Fraga, P.A., 101 Madeira Avenue, Coral Gables, Fl. 33134.

                                   ARTICLE IX
                                   ----------
                                    AMENDMENT
                                    ---------

These articles of incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Stockholders, and approved at a stockholders' meeting by two thirds of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement

                                        2

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manifesting their intention that a certain amendment of these articles of incorporation be made.

                                    ARTICLE X
                                    ---------
                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

Radio Unica Sales Corp., desiring to organize under the laws of the State of Florida, with its principal office as indicated in the Articles of Incorporation at the County of Dade, State of Florida, hereby designates Arazoza, Comas, de Torres, Fernandez-Fraga, P.A. as its Registered Agent, to accept services within the State. The registered office of the corporation shall be 101 Madeira Avenue, Coral Gables, Florida.

         WITNESS the hand and seal of the incorporator in Dade County, State of Florida, this 23 day of Sept, 1997.

                                    /s/ Gaston Comas
                                    --------------------------------------
                                    Gaston Comas as Managing
                                    Director of Arazoza, Comas, de Torres,
                                    Fernandez-Fraga, P.A.


STATE OF FLORIDA           )
                           )       SS:
COUNTY OF DADE             )

         PERSONALLY offered before me, Gaston Comas as Managing Director of Arazoza, Comas, de Torres, Fernandez-Fraga, P.A., to me well known to be the incorporator to the foregoing Articles of Radio Unica Sales Corp. who being by me first duly sworn, acknowledges that he signed the same for the purposes therein expressed.

         WITNESS my hand and seal at Coral Gables, Dade County, Florida this 23rd day of Sept, 1997.

                                  /s/ Ana M. Bascuas
                                  ------------------------------------
                                  NOTARY PUBLIC, STATE OF FLORIDA
                                             AT LARGE

                                           [SEAL]
My commission expires:


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                           CERTIFICATE OF DESIGNATION
                           --------------------------
                       REGISTERED AGENT/REGISTERED OFFICE
                       ----------------------------------

Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.   The name of the corporation is Radio Unica Sales Corp.

2.   The name and address of the registered agent and office is:

     Arazoza, Comas, de Torres, Fernandez-Fraga, P.A.
     101 Madeira Avenue
     Coral Gables, Florida  33134

                                        /s/ Gaston Comas
                                        ---------------------------------
                                        Gaston Comas,
                                        Managing Director


                                        Date:         9/23/97
                                             ----------------------------

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                        /s/ Gaston Comas
                                        ---------------------------------
                                        Gaston Comas,
                                        Managing Director of
                                        Arazoza, Comas, de Torres,
                                        Fernandez-Fraga, P.A.


                                        Date:         9/23/97
                                             ----------------------------


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